The Estate of Donald J. Bores ("Lender")
1792 Cranberry Isles Way
Apopka, FL 32712

Promissory Note of May 30, 2013

Agreement to Extend the Due Date beyond the August 31, 2017 Extension to December 31, 2017

On this date of August 31, 2017, the estate of Donald J. Bores, Sr., the Lender, agrees to extend the due date of the $50,000 promissory note entered into on May 30, 2013, then extended to July 1, 2014, then to December 31, 2014, then to June 30, 2015, then to December 31, 2015, then to June 30, 2016, then to December 31, 2016 and then to August 31, 2017, shall now be extended to December 31, 2017 under the same terms and conditions as originally drafted.

Terms of Repayment: This Note, all principal and accrued interest is now due and payable on or before December 31, 2017. In the event it is paid prior to the due date, the principal and all accrued interest to the date will constitute payment in full.

Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of the state of Minnesota.

Signed and Acknowledged

By: ______________________
Executor for the Estate of

Donald J. Bores
Lender
1792 Cranberry Isles Way
Apopka FL, 32712